EXHIBIT 99

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                              2450 Fondren Suite 200      [CLEARWORKS.NET LOGO]
                              Houston, TX 77063
ClearWorks.net, Inc.
Phone 713.334.2595
Fax 713.334.6565
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                                    Filed by ClearWorks .net, Inc. pursuant to
                                    Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 of Securities Exchange Act of 1934.

                                    Subject Company: ClearWorks.net, Inc.

                                    Commission File No. 000-26547

PRESS RELEASE

CLEARWORKS.NET ANNOUNCES SPECIAL SHAREHOLDER MEETING

   Vote on pending merger with Eagle Wireless International on Agenda

Houston, October 12 - ClearWorks.net (AMEX: CLW - news) has called a special meeting of its shareholders to be held in Houston, Texas on December 15, 2000. The purpose of the special meeting is to vote on the pending transaction to merge with Eagle Wireless International, Inc. (AMEX: EAG). The special meeting will be held at 10:00am central time, at the Adams Mark Hotel, located at 2900 Briarpark Ave. Houston, Texas 77042. The meeting will be held pending SEC approval of the ClearWorks.net voting proxy and its subsequent mailing to shareholders. All interested shareholders are invited to attend.

ClearWorks.net is one of the leading providers of Fiber To The Home (FTTH), often referred to as "the last mile" solutions, for neighborhoods and businesses utilizing the Company's Bundled Digital Services (BDS) which includes high speed Internet connectivity, dial-tone, digital multi-channel video, on-demand video rental, a community Intranet and other digital services.

"This special shareholders meeting is pivotal to the future of our Company" stated Michael McClere, the Company's CEO. "As always we encourage shareholders to attend, or to fill out and return their proxy on the matters at hand. We have a shareholder base that's very excited about what we are building and anticipate a large turnout."

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It is anticipated that Eagle Wireless will file a registration statement on SEC
Form S-4 and Eagle Wireless and ClearWorks.net will file a joint proxy statement/prospectus with the SEC in connection with the transaction, and that Eagle Wireless and ClearWorks.net will mail a joint proxy statement/prospectus to stockholders of Eagle Wireless and ClearWorks.net containing information about the transaction. Investors and security holders of both Eagle Wireless and ClearWorks.net are strongly urged to read the definitive joint proxy statement/prospectus regarding the proposed merger contained in the Form S-4 because it will contain important information about the transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus when it becomes available and other documents filed by Eagle Wireless and ClearWorks.net with the SEC at the SEC's web site at www.sec.gov. The definitive joint proxy statement/prospectus and these other documents may also be obtained for free from Eagle Wireless and ClearWorks.net.

Eagle Wireless and ClearWorks.net, and their executive officers and directors, may be deemed to be participants in the solicitation of proxies from the stockholders of Eagle Wireless and ClearWorks.net, respectively with respect to the transactions contemplated by the merger agreement. Information regarding Eagle Wireless' officers and directors is included in the Form SB-2 filed by Eagle Wireless with the SEC on July 14, 2000. This document is available free of charge at the SEC's web site at www.sec.gov and from Eagle Wireless on request. Information regarding ClearWorks.net's officers and directors is included in ClearWorks.net's amended Form 10-KSB filed with the SEC on July 3, 2000. This document is available free of charge at the SEC's web site at www.sec.gov and from ClearWorks.net on request.

Eagle Wireless International, Inc. and its subsidiaries are leading suppliers of broadband wired and wireless equipment and services for the Internet, multimedia set-top box, one- and two-way wireless messaging, specialized mobile radio, remote data acquisition and meter reading, and integrated wired and wireless convergence product markets. The company is headquartered in League City, Texas, south of Houston, near the NASA Johnson Space Center. Further news updates on Eagle, its products and services are available at WWW.EGLW.COM, WWW.BROADBANDMAGIC.COM, WWW.ATLANTICPACIFIC.NET, WWW.ETOOLZ.COM, and WWW.OTCFN.COM/EGLW.

Safe Harbor Statement Under Private Securities Litigation Reform Act of 1995:
The above statements in regard to ClearWorks.net, Inc. and it's affiliates and subsidiaries which are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including ClearWorks.net, Inc.'s beliefs, expectation, hopes or intentions regarding the future. All forward-looking statements are made as of the date hereof and are based on information available to the parties as of such date. It is important to note that actual outcome and the actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as technological, legislative, corporate and marketplace changes.

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For more information on ClearWorks.net, please visit the Company's Web site at
WWW.CLEARWORKS.NET.

For Investor Information contact:   Michael McClere, CEO
                                    ClearWorks.net, Inc.
                                    investor@clearworks.net
                                    (713) 334-2595